LOAN AGREEMENT

Principal	Loan Date	Maturity	Loan No.
$12,500,000.00	10/31/01	11/01/08

Borrower:	6901 Tower, LLC 1125 17th Street, Suite 2500 Denver, CO 80202	Lender:	Compass Bank 999 18th Street, Suite 111 Denver, CO 80202

Principal Amount: $12,500,000.00     Interest Rate: LIBOR + 175 basis points, floating     Date of Note: October 31, 2001

THIS LOAN AGREEMENT (“Agreement”) dated as of the 31st day of October, 2001, between 6901 Tower, LLC, a Colorado limited liability company (“Borrower”), whose address is 1125 17th Street, Suite 2500, Denver, CO 80202, and Compass Bank, whose address is 999 18th Street, Suite 111, Denver, CO 80202 (“Lender”), is made and executed under the following terms and conditions. Borrower has applied to Lender for a loan in the total principal amount of Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000.00).

Lender is willing to lend the loan amount to Borrower solely under the terms and conditions specified in this Agreement and in the Loan Documents, to each of which Borrower agrees. Borrower understands and agrees that: (a) in granting, renewing, or extending any Loan, Lender is relying upon Borrower’s representations, warranties and agreements as set forth in this Agreement; and (b) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

1. TERM. This Agreement shall be effective as of the date of execution and shall continue for seven (7) years.

2. DEFINITIONS. The following terms, as used in the Agreement, shall have the following meanings, unless the context indicates otherwise:

(a) “Capital Reserve Account” shall mean that certain account at Lender’s financial institution, Account No. 85684582, in which Borrower shall deposit $700,000.00 of the proceeds of this Loan in order to fund interest reserve or capital improvements on the Property.

(b) “Collateral” shall mean the Property and the Personal Property, and including, but not limited to the Commercial Security Agreement, UCC Financing Statement, Assignment of Leases and Rents, Assignment of Management Agreement and Assignment of Capital Reserve Account.

(c) “Debt” shall mean with respect to any Person the aggregate sum of the following items as such items appear on the balance sheet of said Person: (i) the unpaid principal balance of all indebtedness or liability for money borrowed or owed by said Person from time to time (including any renewals, extensions and refundings thereof), whether or not the indebtedness was heretofore or hereafter created, issued, incurred, assumed or guaranteed, as determined in accordance with GAAP; (ii) the unpaid principal balance of all indebtedness or liability for the deferred purchase price of property or services incurred (including trade obligations); (iii) all obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capitalized leases; (iv) all obligations, contingent or otherwise, relative to the face amount of all letters of credit issued for said Person’s account, whether or not drawn; (v) all obligations arising under bankers’ acceptance facilities issued for the account of said Person; (vi) all guarantees, endorsements and other contingent obligations to purchase, to provide funds for payments, to supply funds to invest in said Person or otherwise to assure a creditor against loss; and (vii) all obligations secured by any mortgage, lien, pledge, or security interest or other charge or encumbrance on property, whether or not the obligations have been assumed.

(d) “Deed of Trust” shall mean that certain Deed of Trust dated of even date herewith.

(e) “Environmental Laws” shall mean a collective reference to (i) the Comprehensive Environmental Response, Compensation Liability Act, as amended, 42 U.S.C. Section 9601 et seq., (ii) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., and (iii) any and all other federal, state and local statutes, laws, rules, ordinances, regulations and executive orders pertaining to environmental matters affecting a Person’s business, as the same may be amended or supplemented from time to time.

(f) “GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, as developed and modified by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

(g) “Governmental Authority” shall mean any federal, state, county or municipal governmental agency, board, commission, officer, official or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government whose consent or approval is required as a prerequisite to (i) the continued uninterrupted operation of the business of Borrower, or (ii) the performance of any act or obligation or the observance, of any agreement or condition of Borrower under the Agreement or the other Loan Documents.

(h) “Guaranty” shall mean that certain guaranty dated of even date herewith executed by L.C. Fulenwider, Inc.

(i) “Hazardous Materials” shall mean (i) those materials included within the definitions of any one or more of the terms “hazardous materials,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” and toxic pollutants,” as such terms are defined under the Environmental Laws, (ii) petroleum and petroleum products, including, without limitation, crude oil and any fractions thereof, (iii) natural gas, synthetic gas and mixtures thereof, (iv) asbestos and asbestos containing materials, and (v) radon; provided, however, that such definition shall not include the lawful use and storage of quantities of: (i) pre-packaged supplies, cleaning materials and petroleum products; (ii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants; and (iii) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Premises, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Environmental Laws.

(j) “Interest Rate Swap Agreement” shall mean the ISDA Master Agreement entered into on September 7, 2001, between Lender and Borrower.

(k) “Lender’s Fees” shall mean the total of (i) an origination fee in the amount of ..5% of the Loan amount, or $62,500.00; (ii) all legal fees and other costs incurred by Lender in the preparation of the Loan Documents; and (iii) all fees and costs associated with the inspection of the Collateral and Lender’s due diligence on Borrower, including but not limited to fees for the appraisal and survey of the Property.

(1) “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority, security interest, or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

(m) “Loan Commitment” The words “Loan Commitment” means that certain letter commitment from Lender to Borrower, dated August 31, 2001.

(n) “Loan Documents” shall mean any and all agreements, documents, certificates and instruments executed by Borrower, or any other Person and delivered by Borrower or any other Person to Lender pursuant to and in connection with the Agreement including, without limitation, the Note, the Deed of Trust, ISDA Master Agreement and the Guaranty each as amended, supplemented, restated or otherwise modified from time to time in accordance with the provisions thereof.

(o) “Management Agreement” shall collectively mean (i) that certain Management Agreement dated December, 1995, between Courtyard Management Corporation, as manager and L.C. Fulenwider, Inc., a Colorado corporation, as owner; and (ii) that certain Assignment and First Amendment of Management Agreement dated the l0th day of September, 1996, among Courtyard Management Corporation, a Delaware corporation, L.C. Fulenwider, Inc., a Colorado corporation and 6901 Tower, LLC, a Colorado limited liability company.

(p) “Material Adverse Effect” shall mean: (a) a material adverse effect upon the business, operations, properties, prospects, assets or condition (financial or otherwise) of Borrower taken as a whole as a result of the occurrence or existence of any single event or condition or series of events or conditions in the aggregate or (b) the impairment of the ability of Borrower to fulfill and satisfy its material obligations under the Agreement or any Loan Document to which it is a party or of Lender to enforce its rights under the Agreement or any Loan Document or collect any of the Obligations.

(q) “Note” shall mean that certain promissory note dated of even date herewith.

(r) “Obligations” shall mean the obligations of Borrower: (i) to pay the principal of and interest on the Note in accordance with the terms thereof and to satisfy all of its other liabilities to Lender, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor; (ii) to repay to Lender all amounts advanced by Lender hereunder or otherwise on behalf of Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; and (iii) to reimburse Lender for all of the Lender’s Fees.

(s) “Permitted Encumbrances” shall mean those items listed as Exhibit B to the Deed of Trust.

(t) “Person” or “Persons” shall mean any one or more individuals, partnerships, corporations (including a business trust), joint stock companies, trusts, unincorporated associations, joint ventures or other entities, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

(u) “Personal Property” shall mean all right, title, interest and estate of Borrower now owned or any time hereafter acquired in and to all Fixtures (as defined in Colorado Revised Statute Section 4-9-313) and personalty, now or at any time hereafter located in or used in connection with the Property, and any alterations thereto or replacements thereof; all franchises, building and work permits, certificates of occupancy, licenses, governmental land use, zoning and site plan approvals and contracts, and rights therein and thereto, respecting the ownership, use occupation, development, subdivision, maintenance and operation of the Property or any pert thereof concerning, pertaining to, involving or respecting any business or activity conducted on the Property or any part thereof; all rents, issues and profits arising from all or any portion of the Property; all service contracts and management, license and other agreements concerning or pertaining to the maintenance and/or operation of the Property; and all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including without limitation, proceeds from insurance and condemnation awards.

(v) “Property” shall mean the Real Property together with all Improvements, all equipment, fixtures, and other articles of personal property owned by Borrower now or subsequently attached or affixed to the real property, together with all accessions, parts, and additions to, all replacements of, and all substitutions for any of such property, and all proceeds (including insurance proceeds and refunds of premiums) from any sale or other disposition of such property.

(w) “Real Property” The words “Real Property” mean the real property located in the County of Denver, State of Colorado, and legally described as:

See Exhibit “A” attached hereto.

(x) “Required Insurance” shall mean all risk property insurance coverage on the Property against claims for property damage or personal injury or death occurring upon, in or about the Property as Lender may reasonably require from time to time.

(y) “Uniform Commercial Code” shall mean the Uniform Commercial Code, as enacted in the State of Colorado.

(z) Accounting Terms. Any accounting terms used in the Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. All references herein to “consolidated” financial data or to financial data of Borrower on a “consolidated basis” shall be deemed to be the applicable financial data of all of Borrower consolidated in accordance with GAAP.

(aa) Other Terms Defined in the Uniform Commercial Code. All terms contained in the Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in the Uniform Commercial Code to the extent the same are used or defined therein.

3. LOAN. Subject to the terms hereof, Lender shall lend to Borrower the principal sum of Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000.00) (“Loan”). The obligation of Borrower to repay all monies advanced by Lender to Borrower in connection with the Loan shall be evidenced by the Note. All remaining principal, accrued interest, fees and penalties shall be due and payable on or before November 1, 2008.

4. DISBURSEMENT OF THE LOAN. The sum of $12,500,000.00 shall be used to (i) pay off the existing $10,600,000.00 GMAC commercial mortgage loan of Borrower secured by the Property; (ii) $700,000.00 shall be deposited into the Capital Reserve Account at Lender’s financial institution to be used for interest reserve or capital improvements on the Property; and (iii) $1,200,000.00 shall be distributed to Borrower’s members and/or reserved by Borrower for operating and capital expenditures.

5. INTEREST AND PAYMENTS ON LOAN.

(a) ISDA Master Agreement. Lender and Borrower are parties to that certain ISDA Master Agreement dated September 7, 2001 (“Master Agreement”), under the terms of which Lender and Borrower have entered into an interest rate swap agreement.

(b) Payment Schedule. The Note shall be payable in installments of principal as set forth on the amortization schedule attached hereto as Exhibit “A” to the Note (“Schedule” ), beginning on the date, and continuing thereafter on the dates, and in the amounts, set forth on the Schedule, plus accrued interest thereon at the Variable Rate, defined below. A final installment equal to the entire then outstanding principal balance of the Note, plus accrued interest shall be due and payable on November 1, 2008.

(c) Interest. Interest on the Note shall accrue from the date hereof at the LIBOR rate plus 175 basis points (“Variable Rate”), floating with an interest rate swap into a fixed rate. For the purposes of the Note, the LIBOR Rate shall equal “LIBOR Rate” quoted in the “Money Rates” section of the Wall Street Journal on the day of execution hereof and on the first business day of any calendar month during the term of the Note. In the event the Wall Street Journal publishes a range of “base rates,” LIBOR Rate shall be the highest of the rates quoted in the range. In the event the Wall Street Journal discontinues publication of the aforesaid LIBOR Rate, the interest rate shall mean the “LIBOR Rate” announced by Lender to be in effect on the first business day of any calendar month to which the Lender rate shall apply.

(d) Changes in Variable Rate. If the Variable Rate applicable to the Note changes during the term of the Note, those changes will occur on the dates noted as “Reset Dates” set forth on the Schedule. Borrower acknowledges that these Reset Dates are dates which are not Saturdays, Sundays or holidays for banks generally in the United States or the United Kingdom.

(e) Swap Notional Amount. Borrower acknowledges that under the terms of the Master Agreement, Borrower is paying to Lender on a monthly basis the Notional Amount (as that term is defined under and calculated in accordance with the terms of the Master Agreement). Borrower hereby agrees and acknowledges that if Borrower makes payments on the Note on any date, or in any principal amount, different than the dates and principal amounts set forth on the Schedule, there may be discrepancies in the amount of Borrower’s payment on the Note which is attributable to interest and the Notional Amount for the corresponding period.

(f) Amortization. The Note shall amortize in accordance with the Schedule until amended in a writing, executed by both Borrower and Lender.

6. CAPITAL IMPROVEMENT RESERVE. Borrower shall continue to fund the reserve for capital improvements equal to four (4%) percent of gross revenues pursuant to the Management Agreement with Courtyard Management Corporation.

7. PREPAYMENT OF THE NOTE. At the option of Borrower, all or any portion of the principal sum and accrued interest due on the Note may be prepaid without premium or penalty. Each such voluntary prepayment shall be applied in the following order of priority: (i) first, to any accrued and unpaid interest on the Loan; and (ii) second, to the principal on the Loan, provided, however, that no regularly scheduled installment of principal or interest shall be reduced by reason of the application of any permitted prepayment.

8. ASSUMABILITY OF THE LOAN. At the option of Borrower, this Loan may by assumed by a third party; subject however, to Lender’s prior consent of the creditworthiness of the assuming third party, which prior consent shall not be unreasonably withheld.

9. ORIGINATION FEE. Borrower shall pay to Lender an origination fee in the amount of $62,500.00 (.5% of the amount of the Loan) due and payable upon the closing of the Loan.

10. LOAN COMMITMENT. Lender has issued a Loan Commitment Letter for the Loan to Borrower, dated August 31, 2001. The terms and provisions of this Agreement, the Note and the Loan Documents supersede any inconsistent terms and conditions of Lender’s Loan Commitment Letter to Borrower, provided that all obligations of Borrower under the commitment to pay any fees to Lender or any costs and expenses relating to the Loan or the commitment shall survive the execution and delivery of this Agreement, the Note and the Loan Documents. Any failure of Borrower to perform any such obligation shall constitute an event of default under this Agreement.

11. OWNERSHIP OF BORROWER. The Members of 6901 Tower, LLC shall be permitted to transfer ownership interest of it; provided that L.C. Fulenwider, Inc. maintains a minimum ownership of 30% of 6901 Tower, LLC.

12. CONDITIONS PRECEDENT TO THE LOAN. Prior to or contemporaneously with the funding of the Loan on the Closing Date, Lender shall have received the following documents, in form and substance satisfactory to Lender, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied.

(a) An executed copy of the Loan Documents, including, but not limited to: (i) this Agreement; (ii) Note; (iii) Deed of Trust; (iv) Guaranty; (v) Commercial Security Agreement; (vi) Assignment of Leases and Rents; (vii) Environmental Indemnity Agreement; (viii) Estoppel Certificate, (ix) UCC Financing Statement (x) Assignment of Management Agreement; (xi) ISDA Master Agreement; and (xii) attorney opinion letter.

(b) Good Standing Certificate for Borrower from the State of Colorado.

(c) Organizational documents of Borrower and Guarantor and Resolutions of the members of Borrower indicating the legal capacity and authority to enter into the Loan and execute the Loan Documents.

(d) Incumbency certificate with respect to the Borrower executing the documents referred to herein.

(e) Any information required by Lender regarding Borrower’s financial condition, including audited or certified financial statements of Borrower.

(f) Payment of the Lender’s Fees.

(g) A complete set of building plans and any appropriate engineering reports.

(h) Certificate of payment of taxes indicating all installments of real estate taxes, special taxes or assessments, service charges, water and sewer charges, private maintenance charges and other prior lien charges by whatever named called, have been paid in full.

(i) Lender shall have received a title insurance policy or an acceptable marked commitment therefor for the Property dated as of the Closing Date, and acceptable to Lender, insuring marketability of title to the Property and insuring that the Deed of Trust is a valid first lien thereon, subject only to the Permitted Encumbrances.

(j) A survey, certified to Lender and the Title Company, dated not more than six (6) months prior to the closing of this Loan and prepared in accordance with the requirements adopted by ALTA-ACSM Land Title Surveys. All costs associated with the preparation of this survey will be paid by Borrower.

(k) A current written appraisal of the Collateral by an independent appraiser satisfactory to Lender, which meets all FIRREA standards, detailing the basis used for calculating the appraised value in reasonable detail, and in form and substance satisfactory to Lender. Such appraisal shall be certified to Lender and shall indicate a current stabilized value of not less than $18,500,000.00. All costs associated with such appraisal shall be paid by the Borrower.

(1) A certificate of insurance for the Required Insurance naming Lender as an additional insured on the policy, evidencing that the premium for such insurance is paid in full for a period of one year from the Closing Date, and providing that the insurer shall provide Lender with at least thirty (30) days written notice to Lender in the event of policy cancellation and/or material change.

(m) Evidence that the Property is not located in a designated flood zone.

(n) An environmental report and certificate on the Property in form and substance satisfactory to Lender, prepared by an engineer or other expert satisfactory to Lender stating that the Property complies with all applicable provisions and requirements of the Hazardous Substances paragraph set forth herein. All costs associated with such environmental report shall be paid by Borrower.

(o) Evidence from applicable governmental authorities having jurisdiction that the Property is in compliance with all applicable local, state and/or federal codes and ordinances relative to operation of the Property as a Marriott Courtyard and that there is no action or proceeding pending before any court, quasijudicial body or administrative agency relating to the validity of the Loan or the proposed or actual use of the Property, or that all rights to appeal any decision rendered in any such action or proceeding have expired.

(p) UCC Searches in the name of Borrower which indicates no prior liens on the Personal Property.

(q) Such other documents as Lender may reasonably request.

13. REPRESENTATIONS AND WARRANTIES. To induce Lender to provide the Loan, Borrower represents, warrants, covenants and agrees that as of the date of the execution of the Agreement, and continuing so long as any Obligation remains outstanding:

(a) Formation. Borrower is a duly formed limited liability company under the laws of the State of Colorado, validly existing, in good standing and fully qualified to do business in the State of Colorado and has full power and authority to consummate the transactions contemplated by the Agreement; its certificate of limited liability company (copies of which have been furnished to Lender), are in effect, unamended, and are the true, correct and complete documents relating to its creation and governance; neither it nor any of its members are bound by any voting trust or like agreement.

(b) Authority. Borrower has full power and authority to execute and deliver the Agreement and the other Loan Documents to be executed and delivered by Borrower pursuant to the Agreement and to perform its obligations thereunder. Upon the execution and delivery thereof, the Agreement and all such other Loan Documents shall be valid, binding and enforceable upon Borrower in accordance with their respective terms. Execution and delivery of the Agreement and the other Loan Documents to be executed and delivered by Borrower does not and will not contravene, conflict with, violate or constitute a default under (i) the articles of organization and operating agreement governing Borrower; or (ii) any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which Borrower is a party or is bound or which is binding upon or applicable to the Collateral or any portion thereof. Execution and delivery of the Agreement and the other Loan Documents to be executed and delivered by Borrower does not and will not contravene, conflict with, violate or constitute a default under any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which Borrower is a party or is bound.

(c) Litigation. There is not any condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceeding, action, examination, claim or demand pending, or to Borrower’s knowledge, threatened or affecting the Collateral, or which would prevent Borrower from complying with or performing the Obligations under the Agreement, the Note or any of the other Loan Documents within the time limits set forth therein for such compliance or performance, and no basis for any such matter exists.

(d) Financial Information. All financial statements submitted to Lender relating to Borrower and the Collateral are true, complete and correct in all material respects, have been prepared in accordance with GAAP (or in accordance with such other accounting standards as are acceptable to Lender), fairly present the financial condition of the person or entity to which they pertain and the other information therein described as of the date set forth thereon, and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statement submitted or to the Agreement. No material adverse change has occurred in the financial condition of Borrower or the Collateral since the dates of such financial statements.

(e) Zoning. The use, occupancy and operation of the Property does not violate any laws, statutes, ordinances, rules, orders or regulations of any kind whatsoever (including without limitation, those relating to environmental protection, water use, zoning, building, fire, health or safety), any contractual arrangements with third parties any covenants, conditions, easements, rights of way or restrictions of record. No Borrower or any agent of any Borrower has received any notice, written or otherwise, alleging any such violation. The Property is in full compliance with zoning requirements, including without limitation, those relating to setbacks, height, parking, floor area ratio, fire lanes and percentage of land coverage, and will not be a non-conforming or special use. No right to any off-site facilities is necessary to insure compliance by the Property with all environmental protection, public highway, water use, zoning, building, fire, health, safety or similar statutes, laws, ordinances, codes, rules, regulations, orders and decrees.

(f) Environmental. To Borrower’s knowledge, no Hazardous Materials have been generated, released, stored, buried or deposited over, beneath, in or on the Property or in any structure located on the Property from any source whatsoever, or have been used or will be used in the construction of all or any portion of the Property. In addition, to the best of Borrower’s knowledge, no Hazardous Materials have been generated, stored, buried or deposited over, beneath in or on any adjacent parcels of real estate or in any structure located thereon.

(g) Liens. There shall be no UCC Financing Statements in effect other than those to be filed and/or recorded by Lender which name Borrower as Debtor and which pertain to any rights in the Collateral.

(h) Title to Property. Borrower owns good and marketable fee simple title to the Collateral, free and clear of all liens, claims and encumbrances subject only to the Permitted Encumbrances.

14. FINANCIAL COVENANTS. During the term of this Loan, Borrower shall comply with the following financial covenants:

(a) Debt Coverage Ratio. Borrower shall maintain a minimum Debt Coverage Ratio of 1.05 calculated as follows:

Numerator:	Net Income plus (+) Depreciation Expense plus (+) Interest Expense minus (-) Member Withdrawals minus (-) Capital Expenditures
Denominator:	Current portion of Long Term Debt plus (+) Interest Expense

(b) Minimum Net Worth. The Guarantor, L.C. Fulenwider, Inc., shall agree to maintain a minimum stockholders equity of Fifty Million and 00/100 Dollars ($50,000,000.00).

All terms hereunder as defined under GAAP.

15. AFFIRMATIVE COVENANTS OF BORROWER. To induce Lender to make the Loan pursuant to the Agreement, Borrower hereby covenants and agrees that so long as any Obligations remain outstanding, unless Lender waives compliance in writing, Borrower shall comply with the following covenants:

(a) Maintain Business Existence. Borrower shall maintain the business existence of Borrower and all material rights, privileges, franchises, licenses and other authority necessary to conduct its business.

(b) Additional Assurances. Borrower shall execute and deliver, or cause to be executed and delivered, to Lender upon written demand from Lender that it do so, such additional Liens on the Collateral as Lender shall reasonably request, together with such notices, agreements and all other documents of any kind which Lender in its reasonable discretion considers necessary or advisable (i) to perfect such Liens or (ii) to evidence the Loans.

(c) Management Agreement. Borrower shall remain in compliance with the terms and conditions of the Management Agreement.

(d) Notice of Defaults; Litigation, Arbitration, Violations, Casualty and Theft. Borrower shall promptly notify Lender upon becoming aware of any of the following: (i) any Event of Default; (ii) any events of default with respect to other Debt of Borrower; (iii) all claims, complaints, orders, citations or notices from a Governmental Authority or other Person relating to any federal, state or local law, statute, rule, regulation or ordinance involving any Environmental Law or health and safety law; and (iv) any loss from casualty or theft in excess of $100,000, whether or not insured, affecting the Collateral.

(e) Taxes. Borrower shall prepare or cause to be prepared and timely file all federal, state and local tax returns required to be filed by Borrower, or shall obtain appropriate extensions of time with respect thereto, and Borrower shall promptly pay and discharge all taxes, assessments and other governmental charges or levies imposed upon them, the Collateral or in respect of any of their other property and assets and all lawful claims, before the same shall become in default, except those taxes, assessments and other governmental charges or levies that Borrower may be contesting in good faith by appropriate proceedings (provided that such contest shall not result in a new Lien being placed on any of its properties or assets or result in any of its properties or assets being subject to loss or forfeiture) and for which it has maintained either adequate reserves or accrued the estimated liability on its balance sheets for payment thereof. Borrower shall submit to Lender, (i) upon request, copies of all federal and state income tax returns, as filed by Borrower, and (ii) upon request, receipted bills showing payment by Borrower of all real property taxes, assessments, governmental charges or levies and lawful claims with respect to its properties and assets.

(f) Books, Accounts and Records; Annual Review. Borrower shall keep and maintain complete and accurate books, accounts and records sufficient to permit the preparation of financial statements in accordance with GAAP. Borrower shall permit access thereto and examination thereof by Lender and any authorized representatives of Lender, at all reasonable times and places during normal business hours (including the right to make copies thereof at the expense of Borrower), provided, however, that so long as no Event of Default has occurred and is continuing, Lender shall provide Borrower with three days’ notice prior to an examination of such books and records. Lender acknowledges that books, accounts and records pertaining to operations at the Property shall be maintained and kept by Courtyard Management Corporation pursuant to the terms and provisions of Section 9.01 of the Management Agreement, and Lender’s rights with respect to such books, accounts and records are subject to the terms and provisions of Section 9.01 of the Management Agreement.

(g) Financial Reporting. Borrower shall furnish to Lender: (i) annual financial statements of Borrower certified by L.C. Fulenwider, Inc.; (ii) annual reviewed financial statements of the guarantor, L.C. Fulenwider, Inc.; and (iii) quarterly hotel operating statements indicating occupancy and average daily room rates.

(h) Compliance with Laws. Borrower shall comply with all applicable federal, state, county and municipal laws, rules, regulations and orders of any Governmental Authority having jurisdiction over Borrower, except to the extent contested in good faith and by proper proceedings, including without limitation, all Environmental Laws and health and safety laws.

(i) Indemnification. Borrower shall indemnify, protect, defend and save harmless Lender, its directors, officers, shareholders, employees and agents (the “Indemnified Parties”) from and against (i) any and all losses, damages, liabilities or reasonable expenses of any kind or nature and from any suits, claims, or demands, by third parties including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, or resulting from the Agreement and the transactions contemplated herein, and (ii) any and all losses, damages, expenses or liabilities sustained by Lender in connection with the existence of any Hazardous Substances on the Property or any environmental sampling or cleanup relating to the Property or mandated by any Environmental Law; provided, however, Borrower shall not be obligated to indemnify, protect, defend and save harmless an Indemnified Party, if the loss, damage, expense or liability was caused by or resulted from the gross negligence or willful misconduct of an Indemnified Party. In case any action shall be brought against an Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrower, the Indemnified Party against whom such action was brought, shall promptly notify Borrower in writing, and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and reasonably satisfactory to the Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement. If Borrower is a party to such action, upon reasonable determination made by the Indemnified Party that there exists a diversity of interests between such Borrower and the Indemnified Party, the Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof. Borrower shall not be liable for any settlement of any such action effected without their consent, but if settled with the consent of Borrower, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and save harmless said Indemnified Party against whom such action was brought from and against any loss or liability by reason of such settlement or judgment. The provisions of this Section 5.10 shall expressly survive the termination of the Agreement and the final repayment of the Loan.

16. NEGATIVE COVENANTS OF BORROWER. To induce Lender to make the Loan pursuant to the Agreement, Borrower hereby covenants and agrees that so long as any Obligations remain outstanding, unless Lender waives compliance in writing, Borrower shall not:

(a) Liens or Encumbrances. Except for Permitted Encumbrances, create, incur, assume or suffer to exist any Lien of any nature upon or with respect to the Collateral without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Change Location of Books and Records. Change the place where the books and records of Borrower are maintained and located, unless Borrower shall provide Lender with 30 days’ prior written notice of such change.

(c) Guaranties. Assume, guaranty, endorse, become a surety, or otherwise become liable for Debt or other obligations of any other Person, or make any advance or loan for the purpose of paying or discharging any such obligations, except in the ordinary course of business.

(d) Loans and Advances. Make loans or advances to any Person except in the ordinary course of business.

(e) No Consolidation, Merger, Acquisition. Cause or permit Borrower to (i) consolidate with, or merge into, any Person or permit any Person to merge into it, (ii) acquire the assets or capital stock of any Person, (iii) modify its operating agreement to expand the purpose of the Borrower beyond the “Property” without the prior written consent of Lender.

17. EVENTS OF DEFAULT. The occurrence of any of the following events with the passing of any applicable notice and cure periods shall constitute an “Event of Default” under the Agreement (hereinafter referred to as an “Event of Default”):

(a) Borrower shall have failed to duly observe or perform any covenant, condition or agreement with respect to the payment of moneys on the part of Borrower, to be observed or performed pursuant to the terms of the Agreement or the Loan Documents after notice and expiration of any applicable cure period;

(b) Borrower shall have failed to duly observe or perform any representation, covenant, condition or agreement on the part of such Borrower to be observed or performed pursuant to the terms of the Agreement or the Loan Documents other than the payment of moneys which shall be governed by (a) above, and such default shall have remained uncured for a period of thirty (30) days after written notice thereof to Borrower by Lender or such longer period of time reasonably necessary to effect such cure if Borrower commences actions to cure such default within such thirty (30) day period and diligently pursues such actions to completion;

(c) Borrower shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of its respective assets; a custodian shall have been appointed with or without consent of Borrower; Borrower shall generally not be paying its Debts as they become due; Borrower shall have made a general assignment for the benefit of their respective creditors; other than the Bankruptcy, Borrower shall have filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with its creditors, or shall have taken advantage of any insolvency law, or shall have filed an answer admitting the material allegations of a petition in bankruptcy, reorganization or insolvency proceeding; or a petition in bankruptcy shall have been filed against Borrower shall not have been dismissed for a period of sixty (60) consecutive days, or if an Order for Relief has been entered under the Bankruptcy Code; or an order, judgment or decree shall have been entered without the application, approval or consent of Borrower by any court of competent jurisdiction appointing a receiver, trustee, custodian or liquidator of such Borrower of a substantial part of its respective assets and such order, judgment or decree shall have continued unstayed and in effect for any period of sixty (60) consecutive days;

(d) A writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in any of the properties or assets of Borrower, or any judgment involving monetary damages shall be entered against Borrower which shall become a lien on such Person’s properties or assets or any portion thereof or interest therein and such execution, attachment or similar process is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy;

(e) Seizure or foreclosure of any of the properties or assets of Borrower pursuant to process of law or by respect of legal self-help; or

(f) Without the express written consent of Lender, Borrower sells, conveys, alienates, mortgages or encumbers the Collateral, or any part thereof, or any interest therein, or shall be divested of its title thereto whether by operation of law or otherwise.

18. CROSS-DEFAULT. Borrower hereby agrees that the occurrence of an Event of Default under the Master Agreement, as that term is defined under the Master Agreement, shall constitute an Event of Default under this Loan Agreement, and Lender shall thereafter have all rights and remedies following the occurrence of an Event of Default under both the Loan Agreement and the Master Agreement.

19. REMEDIES. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, Lender may take one or more of the following remedial steps in any order of priority:

(a) Declare immediately due and payable the outstanding principal balance of the Note, together with all accrued and unpaid interest, fees and other sums or expenses payable thereunder and hereunder and accordingly accelerate payment thereof notwithstanding contrary terms of payment stated therein, without presentment, demand or notice of any kind, all of which are expressly waived, notwithstanding anything to the contrary contained herein or elsewhere;

(b) Take any action at law or in equity against Borrower (a) to collect the payments then due and thereafter to become due under the Agreement or the Loan Documents, or (b) to enforce performance and observance of any obligation, agreement or covenant of Borrower under the Agreement or the Loan Documents;

(c) Without notice or other action (any such notice being expressly waived by Borrower) set-off any money owed by Lender in any capacity to Borrower or any property of Borrower in the possession of Lender against any of the monetary obligations of Borrower to Lender under the Agreement or the Loan Documents, whether due or not, and Lender shall be deemed to have exercised such right of set-off and to have made a charge against any such money or property immediately upon the occurrence of such Event of Default, even though the actual book entries may be made at some time subsequent thereto;

(d) Exercise any, and all rights and remedies of a secured party under the Uniform Commercial Code with respect to the Collateral; and

(e) Exercise any and all rights and remedies provided for in the Agreement, the Deed of Trust, the Security Agreement and the other Loan Documents.

20. APPLICATION OF PROCEEDS. All payments and proceeds received after the occurrence of an Event of Default shall be applied in the following order of priority: (i) first, to the payment of all reasonable fees, costs and expenses (including reasonable attorney’s fees and expenses) incurred by Lender and/or its agents or representatives in connection with the realization of such payments or proceeds; (ii) next, to the payment in full of all unpaid principal, accrued interest and other sums, if any, due and owing under the Agreement; (iii) next, the balance, if any, or such payments, proceeds, or amounts to Borrower, or, if otherwise determined by a court of competent jurisdiction, to whomever may be entitled thereto. If the amount of the proceeds received from the sale or other disposition of the Collateral shall be insufficient to satisfy in full the amounts referred to in this Section, then Borrower shall remain liable for any such deficiency.

21. NO NOTICES. In order to entitle Lender to exercise any remedy available to it under this Agreement, it shall not be necessary for Lender to give any notice, other than such notice as may be required expressly in the Agreement or by applicable law.

22. FEES AND EXPENSES. Borrower shall pay or reimburse Lender for all reasonable out-of-pocket fees and expenses actually incurred by Lender with respect to any and all transactions contemplated by the Agreement, the enforcement of the obligations of Borrower under the Agreement and the Loan Documents, including, without limitation, any proceeding brought or threatened to enforce payment of any of the Obligations, and the preparation of any document reasonably required hereunder or thereunder (including any amendments and waivers), including, without limitation, the reasonable fees and expenses of Lender’s legal counsel. So long as no Event of Default has occurred and is continuing, Lender shall invoice Borrower for such expenses and Borrower shall pay Lender for such expenses within 30 days of the date of the invoice. Following the occurrence of an Event of Default, and during the continuation thereof, Borrower shall pay Lender upon demand for any such expenses. If Borrower does not pay Lender for such expenses when due, the amounts so due shall, at the option of Lender, be deemed an advance under the Agreement and shall be treated as set forth below.

If Borrower should fail to perform or observe, or to cause to be performed or observed, any covenant or obligation under the Agreement, then Lender, upon the giving of notice, may (but shall be under no obligation to) take such steps as are necessary to remedy any such nonperformance or nonobservance and provide for payment thereof, if any. All amounts advanced by Lender pursuant to this Section shall become part of the outstanding principal balance of Loan, and shall become due and payable by Borrower upon demand by Lender, which amounts shall bear interest at the rate of 15% (such interest to be calculated from the date of such advance by Lender to the date of repayment thereof by Borrower).

23. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in the Agreement should be breached by any party and thereafter waived by the other parties, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

24. FAILURE TO EXERCISE RIGHTS. Nothing herein contained shall impose upon Lender any obligation to enforce any terms, covenants or conditions contained in the Agreement and the other Loan Documents. Failure of Lender, in any one or more instances, to insist upon strict performance by Borrower of any terms, covenants or conditions of the Agreement and the other Loan Documents, shall not be considered or taken as a waiver or relinquishment by Lender of its right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by Borrower with all the terms, covenants and conditions of the Agreement and the other Loan Documents. The consent of Lender to any act or omission by Borrower shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Lender’s consent to be obtained in any future or other instance.

25. WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE ANY AND ALL RIGHTS THAT THEY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY

ACTION OR PROCEEDING BETWEEN BORROWER, LENDER OR THEIR SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THE AGREEMENT AND THE OTHER LOAN DOCUMENTS. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDING.

26. REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy or remedies; but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute. No express or implied waiver by Lender of any Event of Default hereunder shall in any way be, or construed to be, a waiver of any future or subsequent Event of Default. No delay or omission to exercise any right or power accruing upon any Event of Default continuing as aforesaid, shall impair any such right or power or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

27. REPRESENTATIONS AND WARRANTIES SURVIVE. All representations and warranties contained herein or made in any writing delivered on or prior to the Closing Date by or on behalf of Borrower to Lender in connection with the transactions contemplated hereby shall survive the execution and delivery by Borrower of the Agreement, any investigation at any time made by or on behalf of Lender, the making of the Loans contemplated hereby and the acquisition and any disposition of the Note. All statements contained in financial statements referred to in the Agreement and any certificate or other instrument delivered by or on behalf of Borrower to Lender pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by Borrower hereunder.

28. NOTICES. Unless otherwise indicated differently, all notices, payments, requests, reports, information or demands which any party hereto may desire or may be required to give to any other party hereunder, shall be in writing and shall be personally delivered or sent by hand delivery, facsimile, overnight courier or first-class certified or registered United States mail, postage prepaid, return receipt requested, and sent to the party at its address appearing below or such other address as any party shall hereafter inform the other party hereto by written notice given as aforesaid:

If to Borrower:	If to Lender:
6901 Tower, LLC c/o L.C. Fulenwider, Inc. 1125 17th Street, Suite 2500 Denver, CO 80202 Attn: L.C. Fulenwider, III	Compass Bank 999 18th Street, Suite 111 Denver, CO 80202 Attn: Rich Kinney

All notices, payments, requests, reports, information or demands so given shall be deemed effective upon receipt or, if mailed, upon receipt or the expiration of the third day following the date of mailing, whichever occurs first, except that any notice of change in address shall be effective only upon receipt by the party to whom said notice is addressed. A failure to send the requisite copies does not invalidate an otherwise properly sent notice to Borrower.

29. MODIFICATIONS IN WRITING. Neither the Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by Borrower and Lender.

30. SUCCESSORS AND ASSIGNS. All the terms and provisions of the Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of, and be enforceable by, any holder of the Note issued hereunder or any part thereof. Borrower shall have no right to assign any of their respective rights or obligations hereunder without the prior written consent of Lender.

31. GOVERNING LAW. The Agreement and all of the other Loan Documents, and the rights and obligations of the parties hereunder and thereunder, shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado. Venue for any disputes arising from or relating to the Loan Documents shall be proper in the District Court for the City and County of Denver, Colorado.

32. SEVERABILITY. If any provision of the Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from the Agreement, as the situation may require, and the Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be. Should the Agreement, or any one or more of its provisions hereof, be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, the Agreement or any such provision or provisions shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

33. COUNTERPARTS. The Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. When counterparts have been executed and delivered by all of the parties hereto, the Agreement shall be effective as of its date.

34. TERMINATION OF THE AGREEMENT. Upon final payment in full to Lender of all principal, interest and other sums and expenses due on the Loan, whether such payments shall be made at stated maturity, by acceleration, prepayment or otherwise, and whether such payment shall be made before or after an Event of Default, or shall be made by or on behalf of Borrower or shall be received by Lender from any source for the account of Borrower, the Agreement and all obligations of Borrower hereunder shall automatically terminate (except those provisions herein which expressly provide otherwise). Notwithstanding such termination and the survival of any provisions contained herein which are intended to survive, Lender shall be obligated to furnish to Borrower, at the cost and reasonable expense of Borrower (i) all documents and instruments which may be necessary to discharge, extinguish or annul any security interest or lien provided to Lender hereunder or under the Deed of Trust and Security Agreement, and (ii) the Note.

IN WITNESS WHEREOF, the parties hereto have duly executed the Agreement as of the day and year first above written.

BORROWER:

6901 TOWER, LLC, a Colorado limited liability company

By:	L.C. FULENWIDER, INC.,
a Colorado corporation its managing member

	By:	/s/ L.C. Fulenwider, III
L.C. Fulenwider, III President

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was acknowledged before me the 31st day of October 2001, by L.C. Fulenwider, HI, President of L.C. Fulenwider, Inc., a Colorado corporation, managing member of 6901 Tower, LLC, a Colorado limited liability company.

Witness my hand and official seal.

/s/ E. L. Matthew
Notary Public My commission expires: 5-31-04

[SEAL]

DATED this 31st day of October 2001.

/s/ Richard L. Kinney
Richard L. Kinney

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was acknowledged before me the 31st day of October 2001, by Richard L. Kinney. As Vice President

Witness my hand and official seal.

/s/ E. L. Matthew
Notary Public My commission expires: 5-31-04

[SEAL]

DATED this 31st day of October 2001.

COMPASS BANK

By:	/s/ Richard L. Kinney
Richard L. Kinney
Its:	V.P.

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was acknowledged before me the 3lst day of October 2001, by Richard L. Kinney, Vice President of Compass Bank.

Witness my hand and official seal.

/s/ E. L. Matthew
Notary Public
My commission expires: 5-31-04

[SEAL]

EXHIBIT A

LEGAL DESCRIPTION

LOT 1, BLOCK 1, DENVER INTERNATIONAL BUSINESS CENTER FILING NO. 1, RECORDED MAY 19, 1995, UNDER RECEPTION NO. 9500058523, CITY AND COUNTY OF DENVER, STATE OF COLORADO

EXHIBIT B

PERMITTED EXCEPTIONS

RIGHT OF PROPRIETOR OF A VEIN OR LODE TO EXTRACT AND REMOVE HIS ORE THEREFROM SHOULD THE SAME BE FOUND TO PENETRATE OR INTERSECT THE PREMISES AS RESERVED IN UNITED STATES PATENTS AS FOLLOWS:

04/19/1890 A25 233 04 03S 66W NE 1/4.

TERMS, CONDITIONS AND PROVISIONS OF MEMORANDUM OF PARTITION AGREEMENT RECORDED FEBRUARY 5, 1991 IN BOOK 3749 AT PAGE 34 (ADAMS RECORDS) AND FEBRUARY 5, 1991 UNDER RECEPTION NO. 008650 (DENVER RECORDS).

PARTIAL RELEASE AS TO PARAGRAPH 5 OF SAID AGREEMENT RECORDED JUNE 6, 1995 UNDER RECEPTION NO. 9500065189.

TERMS, CONDITIONS AND PROVISIONS OF AGREEMENT FOR SEWER LINE RECORDED MARCH 26, 1992 AT RECEPTION NO. 029382. THE AFORESAID HAVE NOT BEEN VIOLATED AND A FUTURE VIOLATION THEREOF WILL NOT RESULT IN FORFEITURE OR REVERSION OF TITLE.

TERMS, CONDITIONS AND PROVISIONS OF ORDER AND DECREE CREATING THE DENVER INTERNATIONAL BUSINESS CENTER METROPOLITAN DISTRICT NO. 1 RECORDED NOVEMBER 18, 1994 AT RECEPTION NO. 174246 AND DECEMBER 21, 1994 UNDER RECEPTION NO. 9400188396. THE AFORESAID HAVE NOT BEEN VIOLATED AND A FUTURE VIOLATION THEREOF WILL NOT RESULT IN FORFEITURE OR REVERSION OF TITLE.

THE EFFECT OF DENVER INTERNATIONAL BUSINESS CENTER GDP RECORDED MARCH 9, 1995 UNDER RECEPTION NO. 9500027150, PLAN NO. 2 RECORDED OCTOBER 3, 1996 UNDER RECEPTION NO. 9600137804, AND OCTOBER 16, 1996 UNDER RECEPTION NO. 9600143386.

EASEMENT AND INDEMNITY AGREEMENT FOR MAINTENANCE OF THE COMMON AREAS AND PRIVATE ROADWAYS, SEWERS AND DRAINAGE FACILITIES AND RELATED PURPOSES AS SET FORTH THEREIN RECORDED MAY 19, 1995 UNDER RECEPTION NO. 9500058522. THE AFORESAID HAVE NOT BEEN VIOLATED AND A FUTURE VIOLATION THEREOF WILL NOT RESULT IN FORFEITURE OR REVERSION OF TITLE.

NOTES, RESTRICTIONS AND EASEMENTS AS SHOWN ON THE RECORDED PLAT OF DENVER INTERNATIONAL BUSINESS CENTER FILING NO. 1 RECORDED MAY 19, 1995 UNDER RECEPTION NO. 9500058523.

TERMS, CONDITIONS AND PROVISIONS OF DECLARATION OF PROTECTIVE COVENANTS FOR DENVER INTERNATIONAL BUSINESS CENTER RECORDED MAY 31, 1995 AT RECEPTION NO. 9500062499. THE AFORESAID HAVE NOT BEEN VIOLATED AND A FUTURE VIOLATION THEREOF WILL NOT RESULT IN FORFEITURE OR REVERSION OF TITLE.

TERMS, CONDITIONS AND PROVISIONS OF AGREEMENT FOR PARTICIPATION CHARGES FOR WATER LINES AND RELATED PURPOSES AS SET FORTH THEREIN RECORDED JULY 25, 1995 AT RECEPTION NO. 950088500. THE AFORESAID HAVE NOT BEEN VIOLATED AND A FUTURE VIOLATION THEREOF WILL NOT RESULT IN FORFEITURE OR REVERSION OF

TERMS, CONDITIONS AND PROVISIONS EASEMENT AGREEMENT TO DENVER INTERNATIONAL BUSINESS CENTER METROPOLITAN DISTRICT NO. 1 FOR RESTORATION, RUBBISH REMOVAL, MAINTENANCE, SUBJACENT AND LATERAL SUPPORT, IRRIGATION WATER AND RELATED PURPOSES AS SET FORTH THEREIN RECORDED AUGUST 8, 1996 UNDER RECEPTION NO. 9600110581. THE AFORESAID HAVE NOT BEEN VIOLATED AND A FUTURE VIOLATION THEREOF WILL NOT RESULT IN FORFEITURE OR REVERSION OF TITLE.

TERMS, CONDITIONS AND PROVISIONS OF MUTUAL EASEMENT DEED FOR CONSTRUCTION, MAINTENANCE, UTILITIES AND RELATED PURPOSES AS SET FORTH THEREIN RECORDED JULY 16, 1996 AT RECEPTION NO. 9600098210. THE AFORESAID HAVE NOT BEEN VIOLATED AND A FUTURE VIOLATION THEREOF WILL NOT RESULT IN FORFEITURE OR REVERSION OF TITLE.

TERMS, CONDITIONS AND PROVISIONS OF EASEMENT AGREEMENT FOR WATER LINES RECORDED SEPTEMBER 06, 1996 AT RECEPTION NO. 9600124588. THE AFORESAID HAVE NOT BEEN VIOLATED AND A FUTURE VIOLATION THEREOF WILL NOT RESULT IN FORFEITURE OR REVERSION OF TITLE.

TERMS, CONDITIONS AND PROVISIONS OF EASEMENT AGREEMENT FOR WATER LINES RECORDED SEPTEMBER 06, 1996 AT RECEPTION NO. 9600124589. THE AFORESAID HAVE NOT BEEN VIOLATED AND A FUTURE VIOLATION THEREOF WILL NOT RESULT IN FORFEITURE OR REVERSION OF TITLE.

UTILITY EASEMENT AS GRANTED TO PUBLIC SERVICE COMPANY OF COLORADO IN INSTRUMENT RECORDED SEPTEMBER 30, 1996, UNDER RECEPTION NO. 9600135132. THE AFORESAID HAVE NOT BEEN VIOLATED AND A FUTURE VIOLATION THEREOF WILL NOT RESULT IN FORFEITURE OR REVERSION OF TITLE.

TERMS, CONDITIONS AND PROVISIONS OF COVENANT AND PERMIT FOR SEWER, DRAINAGE, DETENTION PONDS AND RELATED PURPOSES AS SET FORTH THEREIN RECORDED SEPTEMBER 26, 1996 AT RECEPTION NO. 9600133930. THE AFORESAID HAVE NOT BEEN VIOLATED AND A FUTURE VIOLATION THEREOF WILL NOT RESULT IN FORFEITURE OR REVERSION OF TITLE.

AN EASEMENT FOR A SANITARY SEWER LINE AS GRANTED TO DENVER INTERNATIONAL BUSINESS CENTER METROPOLITAN DISTRICT NO. 1 AND RELATED PURPOSES AS SET FORTH THEREIN RECORDED JUNE 14, 1995 UNDER RECEPTION NO. 9500069165. THE AFORESAID HAVE NOT BEEN VIOLATED AND A FUTURE VIOLATION THEREOF WILL NOT RESULT IN FORFEITURE OR REVERSION OF TITLE.

TERMS, CONDITIONS AND PROVISIONS OF CORPORATE EASEMENT RECORDED JUNE 16, 1997 AT RECEPTION NO. 9700077038.

ANY TAX, LIEN, FEE, OR ASSESSMENT BY REASON OF INCLUSION OF SUBJECT PROPERTY IN THE GATEWAY REGIONAL METROPOLITAN DISTRICT, AS EVIDENCED BY INSTRUMENT RECORDED MAY 12, 1998, UNDER RECEPTION NO. 9800071386 AND ORDERS CORRECTING THE ORDER AND DECREE CREATING DISTRICT RECORDED AUGUST 25, 1998 UNDER RECEPTION NO. 9800141049 AND RECORDED SEPTEMBER 16, 1998 UNDER RECEPTION NO. 9800154977.

TERMS, CONDITIONS AND PROVISIONS OF AIR RIGHTS COVENANT AND AVIGATION EASEMENT RECORDED FEBRUARY 03, 2000 AT RECEPTION NO. 2000016832.